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                       Limited Liability Company Agreement
                                       of
                              Predict It China, LLC

Limited Liability Company Agreement of Predict It China, LLC (the "Company") dated as of March 3, 2000, by China Interactive Media Group, LLC, a limited liability company organized under the laws of the State of Delaware ( "CIMG"), and Predict It Inc., a corporation organized under the laws of the State of Delaware ("Predict-It") (each a "Member", and together the "Members"); and such other persons who become Members by executing this Agreement (or a supplement hereto) as amended from time to time.

                                   Witnesseth:

Whereas, the Company is a limited liability company organized under the laws of the State of Delaware; and

Whereas, the Members wish to set forth the terms pursuant to which the Company will be managed and operated.

Now, therefore, in consideration of the mutual promises and agreements made herein, the parties, intending to be legally bound hereby, agree as follows:


                                    Article I
                                   Definitions

When used in this Agreement, the following terms shall have the meanings set forth below:

     "1933 Act" shall have the meaning given such term in Section 4.01 hereof.

     "Affiliate" of any specified Person shall mean any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" shall mean this Limited Liability Company Agreement of the Company, as amended from time to time.

     "Capital Account" shall mean the amount determined in accordance with
     Section 3.04 with respect to any Member.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and all successors thereto.

     "Competitor" of the Company shall mean any Person that competes, directly or indirectly, with the Website operated by the Company using the Licensed Technology (as defined in the License Agreement) in any geographic area which is then covered by the License Agreement and any other Person that renders financial support to any such Person.

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                                                                             2

     "Fiscal Year" shall mean the fiscal year of the Company, which shall end on each December 31st.

     "Interest" shall mean an Interest Holder's ownership interest in the Company, including any and all rights and benefits to which the Interest Holder may be entitled as provided in this Agreement, together with all obligations of such Interest Holder to comply with the terms of this Agreement.

     "Interest Holder" shall mean any Person who holds an Interest, whether as a Member or an unadmitted assignee of a Member.

     "Initial Capital Contribution" shall have the meaning given such term in
     Section 3.02 hereof.

     "Initial Public Offering" shall mean the sale by the Company in an underwritten public offering made pursuant to an effective registration statement under the 1933 Act of its Interests or other equivalent common equity securities.

     "Involuntary Withdrawal" when used with respect to any Member shall mean and include: (i) the death, retirement or bankruptcy of the Member; or (ii) in the case of any Member who is not an individual, the liquidation or dissolution of such Member, any merger or consolidation of such Member in a transaction where the Member is not the surviving entity, any reorganization of the Member, or any change in more than 50% of the equity ownership of the Member.

     "License Agreement" shall mean the License Agreement dated as of March 3, 2000 between Predict-It and the Company.

     "Manager" shall have the meaning given such term in Section 6.03 hereof.

     "Members" shall mean the persons or entities identified at the beginning of this Agreement together with any persons or entities who may hereafter be admitted as Members of the Company in accordance with the provisions hereof and whose membership in the Company has not terminated in accordance with this Agreement or applicable law.

     "Net Profits" and "Net Losses" shall mean the net profits and net losses of the Company as determined in accordance with United States generally accepted accounting principles consistently applied.

     "Operational Date of the Project" shall have the meaning given such term in the License Agreement.

     "Participation Percentage" when used with respect to any Member, the percentage set forth opposite the Member's name on Schedule A hereto, as adjusted from time to time in accordance with this Agreement, and as to an Interest Holder who is not a Member, the Participation Percentage of the Member whose Interest has been acquired by such Interest Holder, to the extent the Interest Holder has succeeded to that Member's Interest. The sum of the Members' Participation Percentages for each class of Membership Interest on any date shall equal 100%.

     "Permitted Transfer" when use with respect to the Transfer of an Interest shall mean and include:

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                                                                             3

         (i) a Transfer of an Interest by an existing Member to any other existing Member;

         (ii) a Transfer of an Interest by a Member to members of the immediate family of such Member, to the estate of such Member or the descendents of such Member, or to a trust established by such member for the benefit of such Member or for the benefit of any other transferee described in this clause (ii);

         (iii) a Transfer of an Interest by a Member to an Affiliate of such Member; or

         (iv) a Transfer of an Interest by any Member with the approval of the Board of Directors;

         provided in all cases of the foregoing, the transferee agrees in writing satisfactory to the Manager to be bound by this Agreement, and that the transferred Interests shall be continued to be bound by this Agreement, to the same extent as the transferee and to the same extent as such Interests are governed by this Agreement.

     "Person" shall mean shall mean: any corporation, partnership, joint venture, trust, unincorporated association or organization, business, enterprise, or other entity; any individual; and any Government.

     "Regulatory Allocations" shall have the meaning given such term in Section
     5.03 hereof.

     "Related Persons" when used with respect to any other Person shall mean and include: members of the family of such Person (including without limitation natural and adopted children, parents, grand-parents, siblings and children of siblings); the estate of such Person upon such Person's death; descendents of such Person; and trusts or similar entities created for the benefit of such Person or any Related Person.

     "Restricted Members" shall mean (i) any Competitor of the Company or (ii) any Person the admission as a Member would, in the reasonable judgment of Predict-It, be materially detrimental to the "Licensed Technology" (as defined in the License Agreement) or the licensing thereof by Predict-It, or to Predict-It, provided that, if the Company shall request that Predict-It consent to the admission of any such Person, the giving of such consent shall not be unreasonably withheld by Predict-It

     "Right of First Refusal Purchaser", "Right of First Refusal Sale" and "Right of First Refusal Seller" shall have the meanings given such terms in
     Section 6.08(d) hereof.

     "Subscription Agreement" shall have the meaning given such term in Section
     11.04 hereof.

     "Tag-along Participant", "Tag-along Sale" and "Tag-along Seller" shall have the meanings given such terms in Section 6.08(c) hereof.

     "Transfer", when used as a noun, shall mean any voluntary sale, hypothecation, pledge, assignment, attachment or other transfer, and, when used as a verb, shall mean voluntarily to sell, hypothecate, pledge, assign or otherwise transfer.

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                                                                             4

     "Voluntary Withdrawal" shall mean a Member's dissociation from the Company by means other than a Transfer approved pursuant to Section 7.01 or an Involuntary Withdrawal subject to the provisions of Section 7.05.

     "Website" shall have the meaning given such term in Section 2.02 hereof.


                                   Article II
                                     General

2.01. Offices. The principal office of the Company shall be at: 995 Ashokan Road, Kingston, New York 12401. The Company may operate at such additional offices as it shall deem advisable.

2.02. Purpose. The Company is organized to, among other things, engage in internet and related businesses in The People's Republic of China, has all powers provided by law, and may use those powers to any lawful purpose. Without limiting the generality of the foregoing, is authorized to establish, maintain and operate a website in the Chinese language (the "Website") using code and programming to be licensed to the Company pursuant to the License Agreement.

2.03. Term. Except as provided in Section 8.01, the Company shall have a perpetual existence.

2.04. Name. The name of the Company shall be "Predict It China, LLC" or such other name as the Members shall agree.

2.05. Registered Agent and Office. The registered agent for service of process and the registered office shall be that person and location stated in the Certificate of Formation as on file with the Secretary of State of the State of Delaware. In the event the registered agent ceases to act as such for any reason, the Board shall promptly appoint a substitute registered agent or file notice of a change in address, as the case may be.

2.06. Additional Members. Subject to the provisions of Section 7.01 hereof (including without limitation with respect to the admission of new Members in connection with a Permitted Transfer), this Agreement may be amended from time to time by a vote the Members so as to admit any person as a new Member of such class as shall be designated in such amendment; however, (i) the admission of new Members prior to the Operational Date of the Project shall be prohibited if, immediately following the admission of such new Members or as a consequence thereof, the Participation Percentage of CIMG and its Affiliates would not be greater than 50%, and (ii) the admission of new Members subsequent to the Operational Date of the Project who are Restricted Members shall be prohibited if, immediately following the admission of such Restricted Members as new Members or as a consequence thereof, the Participation Percentage of such Restricted Members would be greater than 50%. A new Member may be admitted by execution of this Agreement or by execution of a supplement hereto by which such new member agrees to be a party to and to be bound by the this Agreement as amended from time to time and to such other terms and conditions as the Members shall deem appropriate. However, in the event that the Company, with the approval of the Members, shall propose to issue additional Interests, then each Member shall have the option (exercisable during the 30-day period following notice from the Company that such

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                                                                           5

         Interests are proposed to be issued) to purchase a portion of the Interests proposed to be issued in an amount determined by multiplying the Interests proposed to be issued by the percentage Interests of such Member immediately prior to the issuance of the new Interest.


                                   Article III
                     Capitalization; Capital Accounts; Loans

3.01. Capitalization. Unless the Members shall determine otherwise, the total capitalization of the Company shall initially consist exclusively of 100 Interests. The Interests shall be identical in all respects.

3.02. Capital Contributions. Each Member shall make a capital contribution to the Company in an amount set forth on Schedule A hereto, as amended from time to time ("Initial Capital Contribution"). Upon the admission of an additional Member pursuant to Section 2.06 hereof, each new Member shall contribute to the capital of the Company, as his Initial Capital Contribution, an amount in cash or property determined by the existing Members.

3.03. No Other Capital Contributions Required; No Liability. No Member shall be required to contribute any capital to the Company in addition to his or its Initial Capital Contribution. No Member, in such capacity, shall have any personal liability for any obligation or liability of the Company.

3.04. Members' Capital Accounts. The Capital Account maintained for each Member, which shall be kept in accordance with Treasury Regulation ss.1.704(b), shall be: (a) credited with (i) such Member's Initial Capital Contribution pursuant to Section 3.02 hereof, (ii) the amount of cash and fair market value of any property such Member subsequently contributes to the Company and (iii) any Net Profit or gain allocated to such Member pursuant to Article V hereof; and (b) reduced by (i) any distribution to such Member and (ii) any Net Loss allocated to such Member pursuant to Article V hereof.

3.05. No Interest on Capital Accounts. Members shall not be paid interest on their Capital Accounts.


3.06. Return of Capital Contributions. Except as otherwise provided in this Agreement, Members shall not have the right to receive a return of any portion of their Capital Accounts.

3.07. Form of Return of Capital. If a Member is entitled to receive a return of his or its Capital Account, the Members may cause the Company to distribute cash, notes, property or a combination thereof to the Member in the amounts required hereunder.

3.08. Loans. Any Member may at any time make or cause to be made to the Company a loan or loans in any amount and on those terms upon which the other Members and the lending Member agree.

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                                                                            6

                                   Article IV
      Investment Representation; Representations and Warranties of Members

4.01. No Registration of Interests. Each Member understands that the Interests have not been registered under the Securities Act of 1933, as amended (the "1933 Act"). Each Member also understands that the Interests are being offered and sold pursuant to an exemption from registration contained in the 1933 Act based in part upon such Member's representations contained in this Agreement.

4.02. Representations and Warranties of Members. Each Member represents and warrants as follows: Member has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that such Member is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect his own interests. Such Member must bear the economic risk of this investment indefinitely unless the Interests are registered pursuant to the 1933 Act, or an exemption from registration is available. Such Member understands that the Company has no present intention of registering the Interests. Such Member also understands that there is no assurance that any exemption from registration under the 1933 Act will be available and that, even if available, such exemption may not allow such Member to transfer all or any portion of the Interests under the circumstances, in the amounts or at the times Member might propose. Member is acquiring the Interests for such Member's own account for investment only, and not with a view towards their distribution. Such Member represents that by reason of his business or financial experience, such Member has the capacity to protect his own interests in connection with the transactions contemplated in this Agreement. Such Member represents that it is an accredited investor within the meaning of Regulation D under the 1933 Act. Such Member has had an opportunity to discuss the Company's business, management and financial affairs with the Company and has had the opportunity to review the Company's books, records, operations and facilities. Such Member has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.


                                    Article V
        Allocations of Net Profits and Net Losses; Distributions of Cash

5.01. Allocations of Net Profits and Net Losses. Net Profits and Net Losses shall be determined and allocated to the Capital Accounts of the Members as of the close of business on the last business day of each Fiscal Year to and among the Members pro rata in accordance with their Participation Percentages. Notwithstanding any other provision of this
         Article V, Net Losses shall be allocated first to CIMG and to Members who have acquired their Interests from CIMG (prior to any allocation to Predict-It or any Members who have acquired their Interests from Predict-It) until the aggregate amount of Net Losses equal to the aggregate Capital Contributions of CIMG have been so allocated.

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5.02.    Regulatory Allocations.

         (a) Qualified Income Offset; Minimum Gain Chargeback. The Members intend that the Company's allocations of Net Profit and Net Loss comply with the Treasury Regulations issued pursuant to Section 704(b) of the Code; therefore, this Agreement hereby expressly incorporates a "Qualified Income Offset" and "Minimum Gain Chargeback", in each case as defined in the Treasury Regulations.

         (b) Gross Income Allocation. If, following the tentative allocation of Net Profit or Net Loss pursuant to Section 5.01, any Member would otherwise have a deficit balance in his Capital Account, which is in excess of the amount (if any) such Member is obligated to restore (whether under this Agreement or otherwise), then items of income and gain (consisting of a pro rata portion of each item of income or gain) shall be specially allocated to such Member so as to eliminate such excess as quickly as possible.

         (c) Limitation on Net Loss Allocations. To the extent that any allocation of Net Loss pursuant to Section 5.01 would cause or increase a deficit balance in a Member's Capital Account balances, such portion of such Net Loss shall be allocated among the Members with positive Capital Account balances, pro rata in accordance with their positive Capital Account balances. For purposes of this Section 5.02(c), a Member's Capital Account shall be reduced for the items described in Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6) of the Treasury
                Regulations.

5.03. Restorative Allocations. The allocations set forth in Section 5.02 (the "Regulatory Allocations") are intended to comply with certain requirements of Section 1.704-1(b) of the Treasury Regulations. The Regulatory Allocations may not be consistent with the intended Net Profit and Net Loss allocations. Accordingly, notwithstanding the other provisions of this Article V, but subject to the Regulatory Allocations, the Company shall reallocate items of income, gain, deduction and loss among the Members so as to eliminate the effect of the Regulatory Allocations and thereby to cause the respective Capital Accounts of the Members to be in the amounts (or as close thereto as possible) they would have been if Net Profit and Net Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations.

5.04.    Allocations for Federal Income Tax Purposes.

         (a) Except as otherwise provided herein, all items of income, gain, loss, deduction and credit shall be allocated among the Members in the same manner that each such item was allocated to the Members' Capital Accounts.

         (b) In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, each items of income, gain, loss, and deductions with respect to any contributed property shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property for federal income tax purposes and its value as the time of contribution using the "traditional method".

         (c) If there is a distribution of property that causes the recognition of gain to the Member who contributed the property or to the Member who received the distribution or to both such Members, such gain shall be treated as having been

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                                                                             8

                recognized by such Member or Members in the amount and manner as specified in Sections 704(c)(1)(B) and 737 of the Code, and appropriate basis adjustments shall be made as provided therein.

5.05. Distributions. Subject to Articles VI and VIII hereof, there shall be distributed to the Members cash available for distribution in such amounts and at such times as may be determined by the Members from time to time, but in any event prorata in accordance with their Interests. The Company shall distribute to the Members an amount of Net Profits as shall be sufficient to enable the Members to pay their federal and state income tax liabilities attributable to their respective shares of the taxable income of the Company.

                                   Article VI
                             Management and Members

6.01. Members. Wherever this Agreement requires the vote, consent or approval of the Members, the agreement of at least a majority in Interests of the Members shall be required to consent to or approve the matter. However, no amendment of the provisions of Sections 2.06, 6.05 or 6.08 hereof shall be effective unless approved by all of the Members.

6.02. Board of Directors. The Company shall be managed by and under the supervision of a Board of Directors. The size of the Board of Directors and the members of the Board of Directors shall be determined from time to time by a vote of the Members. The vote of a majority of the members of the Board of Directors shall be sufficient to approve any matter submitted to the Board of Directors for its approval.

6.03. Delegation of General Management to the Officers of the Company. Subject to Section 6.04 hereof, the Board of Directors may appoint any officers and assign to them such titles and duties as the Board of Directors shall see fit and delegate certain management and operation of the Company's business to such officers of the Company. In that connection, the Board of Directors hereby designates Huang Hung as the initial "Manager" of the Company, to serve in such capacity and position until removed (with or without cause) by the Board of Directors.

6.04. Actions Requiring Approval of the Board of Directors. Notwithstanding any other provision of this Agreement to the contrary, the Manager and the other officers of the Company, except with the express written approval of the Board of Directors pursuant to Section 6.03 hereof, shall not have the power or authority to:

         (a) sell, transfer, exchange or otherwise dispose of any of the assets of the Company, except for sales in the ordinary course of business or the sale, transfer or exchange of assets other than in the ordinary course of business which do not exceed $25,000 in the aggregate in any 12-month period;

         (b) consolidate, merge, reorganize, liquidate, wind-up, or dissolve the Company (or take any other similar action);

         (c) issue, sell, acquire, repurchase, redeem or reclassify any Interest, other equity interest (or option, warrant, conversion or other similar right with respect to any equity interest) or debt interest in or of the Company;

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                                                                            9

         (d) incur debt or enter into any agreement, facility, commitment, guaranty, instrument or other undertaking providing for, or relating to, the incurrence of any indebtedness by the Company (other than trade indebtedness incurred in the ordinary course of business not in excess of $5,000 and payable within thirty
                (30) days), or otherwise encumber Company assets;

         (e) enter into any transaction with any member of the Board of Directors or any Member or an Affiliate of a member of the Board of Directors or of the Company or the Members;

         (f) approve a business plan and annual operating budget for the Company (or any updates to each thereof);

         (g)    declare or make any distributions to Members;

         (h) consummate, or enter into any binding agreement to consummate, any acquisition of any property or asset in excess of $5,000; introduce or launch a new product or service; or engage in or enter into a new line of business or a transaction not in the ordinary course of the Company's business;

         (i) institute proceedings to have the Company be adjudicated as bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company, or file a petition with respect to the Company or consent to a petition with respect to the Company seeking reorganization or relief under any applicable Federal or state laws relating to bankruptcy or insolvency, or consent to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or a substantial part of the Company's properties, or make any assignment for the benefit of creditors, or except as required by law, admit in writing an inability to pay its debts generally as they become due, or to take any action in furtherance of any such action;

         (j)    delegate any of the management responsibilities of any officer;

         (k) commit the Company to make any expenditures that affect the market value of the Company, or any other expenditure in excess of $5,000;

         (l)    purchase or redeem the Interest of any Member; or

         (m)    amend this Agreement.

6.05. Actions Requiring Approval of Members. Notwithstanding any other provision of this Agreement to the contrary, the Company shall not, without the approval of the Members:

         (a) sell, transfer, exchange or otherwise dispose of substantially all of the assets of the Company, excluding sales in the ordinary course of business; or

         (b) consolidate, merge, reorganize, liquidate, wind-up or dissolve the Company (or take any other similar action);

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                                                                           10


         however, unless approved by all of the Members: (i) no such transaction prior to the Operational Date of the Project shall be effected; (ii) no such transaction shall be effected with any Affiliate of any Member; and (iii) no such transaction subsequent to the Operational Date of the Project shall be effected with any Restricted Member.

6.06. No Liability of the Board of Directors or any Member. No member of the Board of Directors and no Member, in such capacity, shall be liable for any obligation or liability of the Company.

6.07.    Liability and Indemnification.

         (a) A member of the Board of Directors or a Member shall not be liable, responsible or accountable, in damages or otherwise, to any other Member or to the Company for any act performed by the member of the Board of Directors or the Member in such capacity, with respect to Company matters, except for fraud, gross negligence or an intentional breach of this Agreement.

         (b) The Company shall indemnify each member of the Board of Directors and each Member and the officers of the Company for any act performed by the member of the Board of Directors, the Member or such officers of the Company, in such capacity, with respect to Company matters, except for fraud, gross negligence or an intentional breach of this Agreement. The provisions of this Section 6.07 shall continue to afford protection to each indemnitee regardless of whether such indemnitee remains a Member or officer, employee or agent of the Company.

6.08.  Certain Covenants.

       (a) So long as Predict-It shall be the holder of at least a 10% Percentage Interest in the Company, and prior to the occurrence of an Initial Public Offering, Predict-It shall be entitled to appoint and elect one member of the Board of Directors of the Company.

       (b) In the event that, subsequent to the Operational Date of the Project and prior to the occurrence of an Initial Public Offering and other than in an Initial Public Offering, the Company shall propose to raise additional capital by the sale of Interests in the Company, whether to any then existing Member or to third parties, each of CIMG and Predict-It shall be entitled to subscribe for and to purchase, on the same terms and conditions as proposed by the Company to the existing Member or such third party, a portion of such new Interests as would be necessary to maintain its then Percentage Interest in the Company relative to the other Members. Such new Interests may take the form of a separate class of Interest, which may have such terms (including without limitation preferences) as shall be specified by the Board of Directors at the time of the issuance thereof. All of the members of the Board of Directors of the Company may participate in the approval of such financing and the terms thereof notwithstanding that any such director might be affiliated or associated with, or have any financial or other interest or relationship with or in, any Person who is proposing to acquire the Interests and the vote of such director shall be counted in such approval.

       (c) Subject to the provisions of Article VII hereof, in the event that CIMG or Predict-It (a "Tag-along Seller") shall propose, prior to the occurrence of an Initial Public Offering and other than in an Initial Public Offering, to sell any portion of its Interests to any Person (other than to an Affiliate or Related Person of the Tag-along Seller) (a "Tag-

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              along Sale"), then the Tag-along Seller shall permit the other
              (the "Tag-along Participant") to participate in the Tag-along Sale on the same terms and conditions that the Tag-along Seller proposes to sell such portion of its Interests. In the event that the Tag-along Participant shall elect (within 10 days following the receipt by the Tag-along Participant of notice of the proposed Tag-along Sale, which notice shall contain information as to the material terms of the proposed Tag-along Sale, including without limitation the identity of the proposed purchaser and the price) to participate in the Tag-along Sale, the Tag-along Participant shall be permitted to sell in the Tag-along Sale a portion of its Interest determined by multiplying the portion of the Interests of the Tag-along Seller proposed to be sold by the Percentage Interest of the Tag-along Participant as of immediately prior to the closing of the Tag-along Sale. The Tag-along Participant shall be required to execute the same transaction documents executed by the Tag-along Seller in the Tag-along Sale and to make the same representations and warranties and covenants (including without limitation indemnification covenants) as the Tag-along Seller, and the Tag-along Participant shall bear a prorata portion of the expenses incurred by the Tag-along Seller in the Tag-along Sale.

       (d) Subject to the provisions of Article VII hereof, in the event that CIMG or Predict-It (a "Right of First Refusal Seller") shall propose, prior to the occurrence of an Initial Public Offering and other than in an Initial Public Offering, to sell any portion of its Interests to any Person (other than to an Affiliate or Related Person of the Right of First Refusal Seller) (a "Right of First Refusal Sale"), then the Right of First Refusal Seller shall permit the other (the "Right of First Refusal Purchaser") to purchase the portion of the Interests of the Right of First Refusal Seller proposed to be sold on the same terms and conditions that the Right of First Refusal Seller proposes to sell such portion of its Interests. In the event that the Right of First Refusal Purchaser shall elect (within 10 days following the receipt by the Right of First Refusal Purchaser of notice of the proposed Right of First Refusal Sale, which notice shall contain information as to the material terms of the proposed Right of First Refusal Sale, including without limitation the identity of the proposed purchaser and the price) to purchase all, but not less than all, of the portion of the Interests of the Right of First Refusal Seller proposed to be sold, the Right of First Refusal Purchaser shall be permitted to purchase the portion of the Interests of the Right of First Refusal Seller proposed to be sold. The Right of First Refusal Purchaser shall pay any expenses or breakup fee or similar fee or compensation that the Right of First Refusal Seller might be required to pay the original proposed purchaser as a consequence of the election of the Right of First Refusal Purchaser under this Section 6.08(d). If after the Right of First Refusal Purchaser shall fail to close on the purchase of the portion of the Interests of the Right of First Refusal Seller proposed to be sold within 15 days following such election, then the Right of First Refusal Seller shall be permitted to effect the sale of the portion of the Interests of the Right of First Refusal Seller proposed to be sold to the original proposed purchaser, provided that the sale on substantially the same terms as disclosed in the notice of the Right of First Refusal Sale previously given to the Right of First Refusal Purchaser.

       (e) Prior to the occurrence of an Initial Public Offering, CIMG and Predict-It shall be entitled to receive from the Company the unaudited financial statements of the Company as at the end of each fiscal quarter (to be delivered within 60 days after the end of the fiscal quarter) and audited financial statements of the Company as at the end of each fiscal year (to be delivered within 120 days after the end of the fiscal year), together with such other material financial information prepared by the Company in the regular course of its business as CIMG or Predict-It shall request.

       (f) CIMG shall be responsible for funding the operating expenses of the Company until the Operational Date of the Project. However, the foregoing obligation of CIMG shall terminate if all necessary Governmental licenses and approvals are not obtained on or before August 31, 2001. Operating expenses funded by CIMG, and other amounts contributed by CIMG to the Company, shall increase the Capital Account of CIMG and, in the event of the liquidation or dissolution of the Company, shall be repaid to CIMG prior to any distributions to Predict-It in respect of the Capital Account of Predict-It.

       (g) If demanded by CIMG or Predict-It at any time prior to the occurrence of an Initial Public Offering, the outstanding Interests in the Company shall be exchanged for newly issued interests in CIMG on such terms as shall be fair from a financial point of view as determined by a nationally recognized (in the United States) investment banking firm selected by CIMG.

       (h) In the event that the license granted to the Company pursuant to the License Agreement shall be terminated for any reason, CIMG or its assigns shall have the right to require Predict-It to sell to CIMG 100% (but not less than 100%) of the Interests of Predict-It and its Affiliates in the Company. The purchase price for the Interests shall be the fair market value of the Interests as determined by the Board of Directors of the Company. In the event that CIMG or Predict-It and its Affiliates shall object to any determination by the Board of Directors of fair market value of such Interests, provided that such objection is delivered to the Company and CIMG within 15 days following the receipt by Predict-It of written notice of the determination of fair market value, then an independent appraiser shall be selected by the Company and requested to determine the fair market value of the Interests, and the determination of such independent appraiser shall be final and binding on CIMG and Predict-It and its Affiliates; however: (i) if the objecting Person asserts that the fair market value of the Interests is greater than the initial determination of the fair market value of the Interests, but the fair market value of the Interests is determined by the independent appraiser to be no greater than 105% of the fair market value of the Interests as initially determined by the Board of Directors, then the Person who objected to the initial determination by the Board of Directors of the fair market value of the Interests shall pay the fees and expenses of the independent appraiser; and (ii) if the objecting Person asserts that the fair market value of the Interests is lesser than the initial determination of the fair market value of the Interests, but the fair market value of the Interests is determined by the independent appraiser to be at least 95% of the fair market value of the Interests as initially determined by the Board of Directors, then the Person who objected to the initial determination by the Board of Directors of the fair market value of the Interests shall pay the fees and expenses of the independent appraiser. The closing for the purchase of the Interests shall occur within 30 days following the final determination of the purchase price for the Interests.


                                   Article VII
                Transfer of Interests and Withdrawals of Members

7.01. Transfers. Except for Permitted Transfers (but subject to the options of the other Members set forth in this Section 7.01 and subject to the restrictions of Section 7.02 hereof), no Member shall Transfer all, or any portion of, or any interest or rights in, the Interest owned by such Member. The Transfer of any membership rights or Interests in violation of the prohibition contained in this Section 7.01 shall be deemed invalid, null and void, and of no force or effect. Any person to whom an Interest is attempted to be transferred in violation of this
         Section 7.01 shall not be entitled to (i) vote on matters coming before the Members, (ii) participate in the management of the Company to the extent permitted by this Agreement, (iii) act as an agent of the Company, (iv) receive distributions from the Company, (v) have any other rights in or with respect to the Company or (vi) have Net Profits credited to such person's Capital Account after the Transfer (but shall have any Net Loss of the Company after the Transfer charged against such person's Capital Account). Upon the Involuntary Withdrawal of any Member, the other Members shall be entitled to require the Member or the estate or successor of such Member to sell the Interest of the Member to the remaining Members (in proportion to their Participation Percentages) for a price in cash equal to the fair market value of the Interest of the Member subject to the Involuntary Withdrawal as determined by an independent nationally recognized investment banking firm selected by the remaining Members, which determination shall be made without discount based on the minority position represented by such Interest; and the determination of such investment banking firm shall be final and binding on the Members and the estate or successor of the Member subject to the Involuntary Withdrawal. However, at the election of the remaining Members, the purchase price for the Interest of the Member subject to the Involuntary Withdrawal may be paid in five equal annual installments with interest thereon at the annual rate of 10%. The fees and expenses of the investment banking firm retained to determine the fair market value of the Interest of the Member subject to the Involuntary Withdrawal shall be paid by the Member subject to the Involuntary Withdrawal (and if not paid, shall be withdrawn from the first installment of the purchase price).

7.02. General Limitations of Transfer. Notwithstanding anything set forth herein to the contrary, no Member shall transfer any of its Interest (including without limitation in connection with any Permitted Transfer) until such Member shall have notified the Company of such pending transaction and, if requested by the Company, delivered an opinion of legal counsel reasonably satisfactory to the Company to the effect that the proposed transfer does not and will not violate the Securities Act of 1933, as amended, and applicable securities laws of any state.

7.03. Voluntary Withdrawal. Unless the Members shall so approve, no Member shall have the right or power to effect a Voluntary Withdrawal from the Company and any attempt to do so shall be treated as a Transfer under
         Section 7.01 hereof.

7.04.    Involuntary Withdrawal.

         Immediately upon the occurrence of an Involuntary Withdrawal, the Member shall cease to be a Member and no successor in interest, if any, to the Member shall become a Member of the Company. However, in the event that the other Members do not elect pursuant to Section 7.01 hereof to purchase the Interest of the Member subject to the Involuntary Withdrawal, then the former Member or the estate of successor in interest to the former Member shall become an Interest Holder with all the economic rights under this Agreement of the former Member as though the former Member were still a Member.

                                                                             14
7.05.    Sale of the Company, Etc.

         In the event that the holders of more than fifty percent (50%) of the Interests of the Members shall propose to effect a transaction for the sale of all the Interests of all of the Members, or a merger or consolidation of the Company, or a sale of substantially all of the assets of Company, the remaining Members shall join in any such sale, merger, consolidation or other transaction, and shall vote their Interests in favor of such sale, merger, consolidation or other transaction; provided that each Member receives the same consideration for their Interests (in proportion to their respective Interests), and provided that such sale or transaction is not with or to any Member. All Members shall execute and deliver all such documents, certificates, agreements, indemnifications, guarantees and instruments which the holders of more than fifty percent (50%) of the Interests of the Members shall be required to execute and deliver in connection with any such transaction. However, the provisions of this Section 7.05 shall be inapplicable to any such transaction prior to the Operational Date of the Project or any such transaction to be effected with any Affiliate of any Member, unless approved by all of the Members.


                                  Article VIII
                   Dissolution and Termination of the Company

8.01. Events of Dissolution. The Company shall be dissolved only upon the happening of any of the following events:

         (a) upon the written agreement of more than fifty percent (50%) in Interests of the Members; however, no dissolution of the Company shall be effected prior to the Operational Date of the Project, unless approved by all of the Members;

         (b) upon a sale of all or substantially all of the assets of the Company; or

         (c) upon the entry of a decree of judicial dissolution of the Company under Section 702 of the Code.

8.02. Procedure for Winding Up and Dissolution. If the Company is dissolved, the Members shall wind up its affairs. On winding up of the Company, the assets of the Company shall be distributed first to creditors of the Company, including Members who are creditors, in satisfaction of the liabilities of the Company, and then to the Members in accordance with Section 8.03.

8.03.    Dissolution.

         (a) If the Company is dissolved, the assets of the Company shall be distributed to the Members in accordance with their respective positive Capital Accounts balances after taking into account the allocations of Net Profit or Net Loss and other items of income, gain, loss and deduction pursuant to Article V hereof and distributions made pursuant to Section 5.05 hereof and this
                Article VIII.

         (b) Notwithstanding any other provision of this Agreement, no Member shall be obligated to restore a negative Capital Account.

8.04.    General.

         (a) Except as otherwise specifically provided in this Agreement, the timing and amount of all distributions shall be determined by the Members.

         (b)    (i)   If any assets of the Company are distributed in kind
                      to the Members, those assets shall be valued at their fair market value, and any Member entitled to any interest in those assets shall receive that interest as a tenant-in-common with all other Members so entitled. The fair market value of the assets shall be determined by the Board of Directors, who may, but shall not be obligated to, have an independent appraiser determine the fair market value of any asset. The determination of fair market value of any asset by an independent appraiser selected by the Company shall be final and binding on the Members. In the event that any Member shall object to a determination of fair market value of any asset made solely by the Board of Directors without a determination by an independent appraiser, provided that such objection is delivered to the Company within 15 days following the receipt by the objecting Member of written notice of the determination of fair market value, then an independent appraiser shall be selected by the Company and requested to determine the fair market value of the asset, and the determination of such independent appraiser shall be final and binding on the Members; however: (i) if the objecting
                      Member asserts that the fair market value of the asset is greater than the initial determination of the fair market value of the asset, but the fair market value of the asset is determined by the independent appraiser to be no greater than 105% of the fair market value of the asset as initially determined by the Board of Directors, then the Member who objected to the initial determination by the Board of Directors of the fair market value of the asset shall pay the fees and expenses of the independent appraiser; and (ii) if the objecting Member asserts that the fair market value of the asset is lesser than the initial determination of the fair market value of the asset, but the fair market value of the asset is determined by the independent appraiser to be at least 95% of the fair market value of the asset as initially determined by the Board of Directors, then the Member who objected to the initial determination by the Board of Directors of the fair market value of the asset shall pay the fees and expenses of the independent appraiser.

                (ii) Net Profit or Net Loss for each unsold asset shall be determined as if the asset had been sold at its fair market value, and the Net Profit or Net Loss shall be allocated as provided in Article V and shall be properly credited or charged to the Capital Accounts of the Members prior to the distribution of the assets in liquidation pursuant to Section 8.03.

         (c) All Net Profit and Net Loss shall be allocated, and all distributions shall be made, to the persons shown on the records of the Company to have been Interest Holders as of the last day of the taxable year for which the allocation or distribution is to be made. Notwithstanding the foregoing, the taxable year of the Company shall close with respect to a Member or Interest Holder whose entire Interest in the Company terminates, whether by Transfer, Voluntary or Involuntary Withdrawal or otherwise, and all Net Profits, Net Losses and other items of income, gain, loss, deduction and credit shall be allocated on such basis.

         (d) The Members are hereby authorized, upon the advice of the Company's tax counsel, to amend this Article VIII to comply with the Code and the regulations promulgated under Code Section 704(b); provided, however, that no amendment shall materially affect distributions to an Interest Holder without the Interest Holder's prior written consent.

8.05. Filing of Articles of Dissolution. If the Company is dissolved, the Members shall promptly file Articles of Dissolution with the office of the Secretary of State of the State of Delaware. If there are no remaining Members, the Articles shall be filed by the last person to be a Member.

8.06. Successor Company. The Members acknowledge that it may be desirable to form another company that will succeed to the business and operations of the Company (including without limitation in connection with any proposed public offering), and the Members shall cooperate in effecting the organization of such successor company and the transfer of the business and operations of the Company to such successor company in a manner that is the most tax efficient for the Company and the Members and which provides for substantially the same rights and obligations of the Members as under this Agreement except to the extent agreed by the Members.


                                   Article IX
                     Books, Records, Accounting and Reports

9.01. Books and Records. The Company's books and records, together with all of the documents and papers pertaining to the business of the Company, shall be kept at the principal office of the Company.

9.02. Financial Statements. As soon as practicable after the close of the Company's Fiscal Year, the Company shall cause to be prepared at the expense of the Company financial statements of the Company relating to the prior Fiscal Year and shall transmit a copy of such financial statements to each Interest Holder. The tax year of the Company shall coincide with the Fiscal Year of the Company.

9.03. Tax Returns. The Company shall cause income tax returns for the Company to be prepared and timely filed with the appropriate authorities. Each Interest Holder of the Company shall cooperate with and assist in the preparation of such tax returns.

9.04. Bank Accounts. All funds of the Company shall be deposited in the name of the Company in such bank account or accounts as shall be deemed appropriate by the Company. All withdrawals therefrom shall be made upon checks signed on behalf of the Company by any person or persons approved by the Company to sign such checks.


                                    Article X
                                   Tax Matters

10.01. Tax Matters Member. CIMG is hereby designated as the "Tax Matters Partner" of the Company for purposes of Section 6231(a)(7) of the Code. The Tax Matters Partner shall, within ten (10) days of the receipt of any notice from the Internal Revenue Service in any administrative proceeding at the Company level relating to the determination of any Company item of income, gain, loss, deduction or credit, mail or otherwise deliver a copy of such notice to each Member.

10.02. Taxation as Partnership. The Company and its Members shall not take any action that would prevent the Company from being treated as a partnership for U.S. federal income tax purposes.


                                   Article XI
                               General Provisions

11.01. Assurances. Each Interest Holder shall execute all such certificates and other documents and shall do all such filing, recording, publishing and other acts as the Board of Directors or the Manager deems appropriate to comply with the requirements of law for the formation and operation of the Company and to comply with any laws, rules and regulations relating to the acquisition, operation or holding of the property of the Company.

11.02. Notifications. Any notice, demand, consent, election, offer, approval, request or other communication (collectively, a "notice") required or permitted under this Agreement must be in writing and either delivered personally, sent by certified or registered mail, postage prepaid, return receipt requested or sent by nationally recognized overnight courier. A notice must be addressed to an Interest Holder at the Interest Holder's last known address on the records of the Company. A notice to the Company must be addressed to the Company's principal office. A notice delivered personally will be deemed given when delivered. A notice that is sent by mail will be deemed given three (3) business days after it is mailed. A notice delivered by nationally recognized overnight courier will be deemed given one (1) day after it is sent. Any party may designate, by notice to all of the others, substitute addresses or addressees for notices; and, thereafter, notices are to be directed to those substitute addresses or addressees.

11.03. Specific Performance. The parties recognize that irreparable injury will result from a breach of any provision of this Agreement and that money damages will be inadequate to fully remedy the injury. Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement, any party who may be injured (in addition to any other remedies which may be available to that party) shall be entitled to one or more preliminary or permanent orders
         (i) restraining and enjoining any act which would constitute a breach or (ii) compelling the performance of any obligation which, if not performed, would constitute a breach.

11.04. Complete Agreement. This Agreement, together with the Subscription Agreement dated as of March 3, 2000 among the Company, CIMG and Predict-It (the "Subscription Agreement") and the License Agreement, constitutes the complete and exclusive statement of the agreement among the Interest Holders. It supersedes all prior written and oral statements, including any prior representation, statement, condition or warranty. In the event of any conflict between the terms and provisions of this Agreement and the Subscription Agreement, the terms and provisions of the Subscription Agreement shall govern. Except as expressly provided otherwise herein, this Agreement may not be amended without the written consent of the Members.

11.05. Section Titles. The headings herein are inserted as a matter of convenience only, and do not define, limit or describe the scope of this Agreement or the intent of the provisions hereof.

11.06. Binding Provisions. This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors and permitted assigns.

11.07. Governing Law. This Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of law principles thereof. The parties hereby irrevocably consent to, and waive any objection to the exercise of, personal jurisdiction by the state and federal courts located in the State of Delaware with respect to any action or proceeding arising out of this Agreement.

11.08. Attorneys' Fees. In the event that any party finds it necessary to bring an action at law or other proceedings against the other party to enforce any of the terms hereof, the party prevailing in any such action or other proceeding shall be paid by the other party its reasonable attorneys' fees as well as court costs.

11.09. Terms. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the person may in the context require.

11.10. Separability of Provisions. Each provision of this Agreement shall be considered separable; and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

11.11. Counterparts. This Agreement may be executed simultaneously in two or more counterparts each of which shall be deemed an original, and all of which, when taken together, constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

           [The remainder of this page is intentionally left blank.]

In witness whereof, the parties have executed this Agreement as of the date first written above.

                                     Members

China Interactive Media Group LLC                            Predict It Inc.

By:_____________________________      By:____________________________________
   Keith Abell                           Andrew P. Merkatz
   Member                                President

                                                                 Schedule A

Initial  Capital Contributions and Participation Percentages of the Members


                              Initial Capital   Participation        Aggregate
Member                        Contribution      Percentage            Votes
-------------------------------------------------------------------------------

China Interactive Media Group     $-0-              70%                 70
Predict It Inc.                   $-0-              30%                 30